EXHIBIT (j)(1)
CONSENT OF COUNSEL
We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 11 to the Registration Statement of the BB&T Variable Insurance Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, D.C.
April 21, 2010